UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  June 3, 2005

Creative Computer Applications, Inc.

(Exact Name of Registrant as Specified in Its Charter)

California	0-12551	95-3353465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26115-A Mureau Road
Calabasas, CA 91302

(Address of Principal Executive Offices) (Zip Code)

(818) 880-6700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01                                   Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

On June 3, 2005, Creative Computer Applications, Inc. (the “Registrant”) announced the appointment of Anahita Villafane as its Chief Financial Officer.  In connection with her appointment, Ms. Villafane resigned as the Registrant’s Controller and Chief Accounting Officer, in which positions she had served since April 2000. Previously Ms. Villafane was an audit manager with BDO Seidman, LLP since 1996.

On June 3, 2005, Steven M. Besbeck resigned as Chief Financial Officer of the Registrant.  Mr. Besbeck will continue to serve as the Registrant’s President and Chief Executive Officer.

Item 7.01. Regulation FD Disclosure.

On June 3, 2005, the Company issued a press release related to the appointment of Ms. Villafane as its Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this report, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.  This information will not be incorporated by reference into a filing under the Securities Act or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report.  The furnishing of the information in this Item 7.01 of this Current Report is not intended to and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Item 7.01 contains is material investor information that is not otherwise publicly available.

Item 9.01                                   Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Creative Computer Applications, Inc. Press Release, issued June 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 3, 2005	Creative Computer Applications, Inc.

/s/ Steven M. Besbeck
Steven M. Besbeck
President and Chief Executive Officer